Exhibit 99.1

Supplemental Package
For the Quarter Ended March 31, 2016

Forest City Realty Trust, Inc. and Subsidiaries - Supplemental Package
First Quarter 2016
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2015 and other factors that might cause differences, some of which could be material, include, but are not limited to, our ability to qualify or to remain qualified as a real estate investment trust (“REIT”), our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our revolving credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interest of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, conflicts of interest, and risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We have approximately $8.8 billion of consolidated assets in 20 states and the District of Columbia at March 31, 2016. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
REIT Conversion
On January 13, 2015, the board of directors of Forest City Enterprises, Inc., our predecessor, approved a plan to pursue conversion to REIT status. On May 29, 2015, Forest City Enterprises, Inc. formed Forest City Realty Trust, Inc. (with its subsidiaries, the “Company”) as a Maryland corporation and wholly-owned subsidiary of Forest City Enterprises, Inc. On October 20, 2015, the shareholders of Forest City Enterprises, Inc. approved and adopted the merger agreement that implemented the restructuring of Forest City Enterprises, Inc. into a holding company so as to facilitate its conversion to a REIT.
Pursuant to the merger agreement, effective as of 11:59 pm, Eastern Time, on December 31, 2015 (the “Effective Time”), (i) a wholly-owned subsidiary of the Company merged with and into Forest City Enterprises, Inc., with Forest City Enterprises, Inc. as the surviving corporation, (ii) each outstanding share of Forest City Enterprises, Inc. Class A common stock, par value $.33 1/3 per share, and Class B common stock, par value $.33 1/3 per share, automatically converted into one share of Forest City Realty Trust, Inc. Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, respectively, (iii) Forest City Enterprises, Inc. became a wholly-owned subsidiary of the Company and (iv) the Company became the publicly-traded New York Stock Exchange-listed parent company that succeeded to and continued to operate substantially all of the existing businesses of Forest City Enterprises, Inc. and its subsidiaries. In addition, each share of Class A common stock of Forest City Enterprises, Inc. held in treasury at December 31, 2015 ceased to be outstanding at the Effective Time of the Merger, and a corresponding adjustment was recorded to Class A common stock and additional paid-in capital. Immediately following the merger, Forest City Enterprises, Inc. converted into a Delaware limited partnership named “Forest City Enterprises, L.P.” (the “Operating Partnership”).
In this supplemental package, unless otherwise specifically stated or the context otherwise requires, all references to “the Company,” “Forest City,” “we,” “our,” “us” and similar terms refer to Forest City Enterprises, Inc. and its consolidated subsidiaries prior to the Effective Time and Forest City Realty Trust, Inc. and its consolidated subsidiaries, including the Operating Partnership, as of the Effective Time and thereafter.
Company Operations
As of January 1, 2016, we believe that we are organized in a manner that enables us to qualify, and intend to operate in a manner that will allow us to continue to qualify, as a REIT for federal income tax purposes. As such, we intend to elect REIT status for our taxable year ending December 31, 2016, upon filing the 2016 Form 1120-REIT with the Internal Revenue Service on or before September 15, 2017.
We hold substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of March 31, 2016, we directly or indirectly own all of the limited partnership interests in the Operating Partnership.
We hold and operate certain of our assets through one or more taxable REIT subsidiaries (“TRSs”). A TRS is a subsidiary of a REIT that is subject to applicable corporate income tax. Our use of TRSs enables us to continue to engage in certain businesses while complying with REIT qualification requirements and also allows us to retain income generated by these businesses for reinvestment without the requirement of distributing those earnings. The primary non-REIT qualified businesses held in TRSs include our Land Development Group, Barclays Center arena (sold in January 2016) and the Brooklyn Nets (the “Nets”), a member of the National Basketball Association (“NBA”) (sold in January 2016), 461 Dean Street (formerly B2 BKLYN), an apartment building under construction in Brooklyn, New York, military housing operations (sold in February 2016), and Pacific Park Brooklyn project. In the future, we may elect to reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including qualified REIT subsidiaries.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

We operate through five reportable operating segments. The Commercial Group, Residential Group and Land Development Group (collectively, the “Real Estate Groups”) represent four reportable operating segments:

•
Commercial Group owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operated Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate operating segment (“Arena”). The Arena, which was disposed of during January 2016, was classified as held for sale as of December 31, 2015 and is reported in discontinued operations for all periods presented.

•
Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments, for-sale condominium projects and subsidized senior housing. Additionally, it owned interests in entities that develop and manage military family housing, which were disposed of during February 2016.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at our Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Nets, which was disposed of during January 2016. The Nets was classified as held for sale as of December 31, 2015 and is reported in discontinued operations for all periods presented.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three months ended March 31, 2016. This supplemental package contains information prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income (“NOI”), comparable NOI, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, segment operating results discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings (loss) to EBITDA, Operating FFO bridge, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in both the three months ended March 31, 2016 and 2015. We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Consolidation Methods
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.

FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we were not a REIT for the prior period presented, management believes it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we were a taxable entity and any taxable income we generated could have resulted in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.

EBITDA
EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our proportionate share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

Adjusted EBITDA
We define Adjusted EBITDA as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses of consolidated and unconsolidated subsidiaries within our Commercial Group and our Residential Group, except for revenues and cost of sales associated with sales of land held in these segments. The activities of the Land Development Group and Corporate Activities do not involve the operations of our rental property portfolio and therefore are not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Comparable NOI
We use comparable NOI as a metric to evaluate the performance of our multi-family, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Retained operating properties in lease-up or are otherwise considered non-comparable are disclosed in the Segment Operating Results of this supplemental package. Other properties and activities such as Arena, federally assisted housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented, net of noncontrolling interests. Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Reclassifications
In April 2015, the FASB issued an Accounting Standards Update to simplify the presentation of debt issuance costs. This guidance requires that third-party debt issuance costs be presented in the balance sheet as a direct deduction from the carrying value of the debt. Debt issuance costs related to revolving lines of credit are not within the scope of this new guidance. This guidance is effective for fiscal years, and for interim reporting periods within those fiscal years, beginning after December 15, 2015. As a result of the adoption of this guidance on January 1, 2016, we reclassified mortgage procurement costs from other assets to nonrecourse mortgage debt and notes payable, net and convertible senior debt, net on the December 31, 2015 Consolidated Balance Sheet. In addition, we reclassified mortgage procurement costs from assets held for sale to liabilities held for sale on the December 31, 2015 Consolidated Balance Sheet.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Realty Trust, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2015, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Senior Vice President - Planning
MikeLonsway@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.01 par value)
FCEB - Class B Common Stock ($.01 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Realty Trust, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – March 31, 2016 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,828,841	$540,182	$958,153	$3,246,812
Commercial
Retail centers	666,102	—	1,954,956	2,621,058
Office buildings	3,638,609	110,015	174,437	3,703,031
Corporate and other equipment	10,542	—	—	10,542
Total completed rental properties	7,144,094	650,197	3,087,546	9,581,443
Projects under construction
Residential	497,521	243,511	157,481	411,491
Commercial
Retail centers	—	—	—	—
Office buildings	105,104	—	—	105,104
Total projects under construction	602,625	243,511	157,481	516,595
Projects under development
Operating properties	40,467	—	15,363	55,830
Residential	113,325	—	259,642	372,967
Commercial
Retail centers	7,574	—	3,941	11,515
Office buildings	94,549	8,876	3,276	88,949
Total projects under development	255,915	8,876	282,222	529,261
Total projects under construction and development	858,540	252,387	439,703	1,045,856
Land inventory	70,320	5,268	8,814	73,866
Total Real Estate	8,072,954	907,852	3,536,063	10,701,165
Less accumulated depreciation	(1,455,450)	(75,309)	(708,526)	(2,088,667)
Real Estate, net	6,617,504	832,543	2,827,537	8,612,498
Cash and equivalents	290,943	24,116	76,297	343,124
Restricted cash	148,779	9,355	120,567	259,991
Accounts receivable, net	205,640	8,590	51,692	248,742
Notes receivable	441,875	12,250	17,489	447,114
Investments in and advances to unconsolidated entities	783,857	(64,334)	(766,420)	81,771
Lease procurement costs, net	88,116	2,742	55,471	140,845
Prepaid expenses and other deferred costs, net	89,210	8,709	17,055	97,556
Intangible assets, net	160,889	14,430	13,291	159,750
Total Assets	$8,826,813	$848,401	$2,412,979	$10,391,391

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – March 31, 2016 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Residential	$1,476,363	$317,354	$645,223	$1,804,232
Commercial
Retail centers	295,589	—	1,380,640	1,676,229
Office buildings	1,776,259	42,392	125,066	1,858,933
Total completed rental properties	3,548,211	359,746	2,150,929	5,339,394
Projects under construction
Residential	14,283	11,079	29,720	32,924
Commercial
Retail centers	—	—	—	—
Office buildings	25,212	—	—	25,212
Total projects under construction	39,495	11,079	29,720	58,136
Projects under development
Operating properties	—	—	—	—
Residential	32,657	—	153,782	186,439
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,657	—	153,782	186,439
Total projects under construction and development	72,152	11,079	183,502	244,575
Land inventory	—	—	8,459	8,459
Nonrecourse mortgage debt and notes payable, net	3,620,363	370,825	2,342,890	5,592,428
Revolving credit facility	—	—	—	—
Convertible senior debt, net	111,838	—	—	111,838
Construction payables	153,503	68,801	42,033	126,735
Operating accounts payable and accrued expenses	559,071	34,201	170,383	695,253
Accrued derivative liability	74,658	—	7,518	82,176
Total Accounts payable, accrued expenses and other liabilities	787,232	103,002	219,934	904,164
Cash distributions and losses in excess of investments in unconsolidated entities	141,351	(19,913)	(149,845)	11,419
Total Liabilities	4,660,784	453,914	2,412,979	6,619,849
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,738,291	—	—	3,738,291
Accumulated other comprehensive loss	(65,749)	—	—	(65,749)
Total Shareholders’ Equity	3,672,542	—	—	3,672,542
Noncontrolling interest	493,487	394,487	—	99,000
Total Equity	4,166,029	394,487	—	3,771,542
Total Liabilities and Equity	$8,826,813	$848,401	$2,412,979	$10,391,391

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,657,399	$413,832	$989,971	$3,233,538
Commercial
Retail centers	1,385,662	—	1,685,051	3,070,713
Office buildings	3,640,468	110,389	97,431	3,627,510
Corporate and other equipment	10,542	—	—	10,542
Total completed rental properties	7,694,071	524,221	2,772,453	9,942,303
Projects under construction
Residential	545,574	302,782	129,117	371,909
Commercial
Retail centers	—	—	—	—
Office buildings	84,253	—	70,988	155,241
Total projects under construction	629,827	302,782	200,105	527,150
Projects under development
Operating properties	36,152	—	5,275	41,427
Residential	109,616	—	245,608	355,224
Commercial
Retail centers	23,777	—	3,941	27,718
Office buildings	90,246	8,876	3,276	84,646
Total projects under development	259,791	8,876	258,100	509,015
Total projects under construction and development	889,618	311,658	458,205	1,036,165
Land inventory	69,318	5,191	8,796	72,923
Total Real Estate	8,653,007	841,070	3,239,454	11,051,391
Less accumulated depreciation	(1,624,920)	(71,249)	(656,127)	(2,209,798)
Real Estate, net	7,028,087	769,821	2,583,327	8,841,593
Cash and equivalents	265,677	15,705	59,977	309,949
Restricted cash	161,891	7,482	119,165	273,574
Accounts receivable, net	221,562	6,777	45,344	260,129
Notes receivable	154,585	11,560	19,963	162,988
Investments in and advances to unconsolidated entities	678,872	(105,382)	(658,763)	125,491
Lease procurement costs, net	95,924	2,714	52,200	145,410
Prepaid expenses and other deferred costs, net	107,848	9,040	16,621	115,429
Intangible assets, net	198,672	14,572	16,509	200,609
Deferred income taxes, net	83,645	—	—	83,645
Assets held for sale	926,387	571,737	—	354,650
Total Assets	$9,923,150	$1,304,026	$2,254,343	$10,873,467

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Residential	$1,435,940	$252,321	$676,714	$1,860,333
Commercial
Retail centers	626,510	—	1,230,445	1,856,955
Office buildings	1,790,563	42,666	75,358	1,823,255
Total completed rental properties	3,853,013	294,987	1,982,517	5,540,543
Projects under construction
Residential	50,353	38,187	15,583	27,749
Commercial
Retail centers	—	—	—	—
Office buildings	20,189	—	47,123	67,312
Total projects under construction	70,542	38,187	62,706	95,061
Projects under development
Operating properties	—	—	—	—
Residential	32,147	—	151,522	183,669
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,147	—	151,522	183,669
Total projects under construction and development	102,689	38,187	214,228	278,730
Land inventory	—	—	8,580	8,580
Nonrecourse mortgage debt and notes payable, net	3,955,702	333,174	2,205,325	5,827,853
Revolving credit facility	—	—	—	—
Convertible senior debt, net	267,235	—	—	267,235
Construction payables	166,811	63,303	39,259	142,767
Operating accounts payable and accrued expenses	622,327	23,975	154,372	752,724
Accrued derivative liability	73,679	—	6,839	80,518
Total Accounts payable, accrued expenses and other liabilities	862,817	87,278	200,470	976,009
Cash distributions and losses in excess of investments in unconsolidated entities	150,255	(19,859)	(151,452)	18,662
Liabilities held for sale	552,607	386,231	—	166,376
Total Liabilities	5,788,616	786,824	2,254,343	7,256,135
Redeemable Noncontrolling Interest	159,978	159,978	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,586,237	—	—	3,586,237
Accumulated other comprehensive loss	(67,905)	—	—	(67,905)
Total Shareholders’ Equity	3,518,332	—	—	3,518,332
Noncontrolling interest	456,224	357,224	—	99,000
Total Equity	3,974,556	357,224	—	3,617,332
Total Liabilities and Equity	$9,923,150	$1,304,026	$2,254,343	$10,873,467

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended March 31, 2016 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$163,183	$12,788	$61,028	$—	$211,423
Tenant recoveries	31,590	1,597	16,012	—	46,005
Service and management fees	8,682	38	1,603	—	10,247
Parking and other	15,357	831	4,273	—	18,799
Arena	—	—	—	8,136	8,136
Land sales	3,933	391	666	—	4,208
Subsidized Senior Housing	—	—	12,889	—	12,889
Military Housing	3,518	—	971	—	4,489
Total revenues	226,263	15,645	97,442	8,136	316,196
Expenses
Property operating and management	91,380	5,164	23,224	—	109,440
Real estate taxes	24,466	1,960	7,775	—	30,281
Ground rent	3,639	134	2,658	—	6,163
Arena operating	—	—	—	6,938	6,938
Cost of land sales	340	32	—	—	308
Subsidized Senior Housing operating	—	—	7,721	—	7,721
Military Housing operating	2,730	—	455	—	3,185
Corporate general and administrative	15,652	—	—	—	15,652
REIT conversion and reorganization costs	8,720	—	—	—	8,720
	146,927	7,290	41,833	6,938	188,408
Depreciation and amortization	63,211	4,327	20,762	35	79,681
Impairment of real estate	12,464	—	—	—	12,464
Total expenses	222,602	11,617	62,595	6,973	280,553
Operating income	3,661	4,028	34,847	1,163	35,643
Interest and other income	9,654	377	365	—	9,642
Interest expense	(34,635)	(1,989)	(24,341)	(1,738)	(58,725)
Amortization of mortgage procurement costs	(1,665)	(192)	(912)	(21)	(2,406)
Loss on extinguishment of debt	(29,084)	—	—	—	(29,084)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	(52,069)	2,224	9,959	(596)	(44,930)
Earnings (loss) from unconsolidated entities	10,536	82	(9,959)	(1,400)	(905)
Earnings (loss) before income taxes	(41,533)	2,306	—	(1,996)	(45,835)
Income tax expense (benefit) of taxable REIT subsidiaries
Current	922	—	—	(431)	491
Deferred	528	—	—	(393)	135
	1,450	—	—	(824)	626
Earnings (loss) before gains on disposal of real estate	(42,983)	2,306	—	(1,172)	(46,461)
Net gain on disposition of interest in development project, net of tax	136,117	—	—	—	136,117
Net gain on disposition of full or partial interests in rental properties, net of tax	89,641	(185)	—	64,553	154,379
Earnings (loss) from continuing operations	182,775	2,121	—	63,381	244,035
Discontinued operations, net of tax
Operating loss from rental properties	(1,126)	(776)	—	350	—
Gain on disposition of disposal group	64,553	—	—	(64,553)	—
Equity in earnings (loss)	(822)	—	—	822	—
	62,605	(776)	—	(63,381)	—
Net earnings	245,380	1,345	—	—	244,035
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(2,121)	(2,121)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	776	776	—	—	—
	(1,345)	(1,345)	—	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$244,035	$—	$—	$—	$244,035

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended March 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$141,106	$11,013	$64,426	$—	$194,519
Tenant recoveries	30,725	1,644	18,286	—	47,367
Service and management fees	9,620	35	1,714	—	11,299
Parking and other	11,876	569	5,347	—	16,654
Arena	—	—	—	15,819	15,819
Land sales	8,663	864	960	—	8,759
Subsidized Senior Housing	—	—	12,054	—	12,054
Military Housing	6,272	—	1,369	—	7,641
Total revenues	208,262	14,125	104,156	15,819	314,112
Expenses
Property operating and management	93,018	3,971	26,349	—	115,396
Real estate taxes	20,788	1,493	8,918	—	28,213
Ground rent	2,628	88	3,098	—	5,638
Arena operating	—	—	—	10,991	10,991
Cost of land sales	2,311	217	—	—	2,094
Subsidized Senior Housing operating	—	—	8,188	—	8,188
Military Housing operating	2,225	5	714	—	2,934
Corporate general and administrative	13,503	—	—	—	13,503
REIT conversion and reorganization costs	6,212	—	—	—	6,212
	140,685	5,774	47,267	10,991	193,169
Depreciation and amortization	53,024	3,843	21,669	5,072	75,922
Total expenses	193,709	9,617	68,936	16,063	269,091
Operating income (loss)	14,553	4,508	35,220	(244)	45,021
Interest and other income	9,704	410	283	—	9,577
Interest expense	(42,468)	(2,609)	(25,854)	(4,804)	(70,517)
Amortization of mortgage procurement costs	(2,101)	(99)	(797)	—	(2,799)
Loss on extinguishment of debt	(35,154)	—	(225)	—	(35,379)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	(55,466)	2,210	8,627	(5,048)	(54,097)
Earnings (loss) from unconsolidated entities	10,115	(17)	(8,627)	(802)	703
Earnings (loss) before income taxes	(45,351)	2,193	—	(5,850)	(53,394)
Income tax expense (benefit)
Current	(735)	—	—	(1,009)	(1,744)
Deferred	3,819	—	—	(1,260)	2,559
	3,084	—	—	(2,269)	815
Earnings (loss) from continuing operations	(48,435)	2,193	—	(3,581)	(54,209)
Discontinued operations, net of tax
Operating loss from rental properties	(8,078)	(4,988)	—	3,090	—
Equity in earnings (loss)	(491)	—	—	491	—
	(8,569)	(4,988)	—	3,581	—
Net loss	(57,004)	(2,795)	—	—	(54,209)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(2,193)	(2,193)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	4,988	4,988	—	—	—
	2,795	2,795	—	—	—
Net loss attributable to Forest City Realty Trust, Inc.	$(54,209)	$—	$—	$—	$(54,209)

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2016
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - March 31, 2016
Completed Rental Properties
	Q1 2016	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt, net (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$31.4	$(1.0)	$30.4	$121.6	$(1,169.5)
Specialty Retail Centers	12.5	0.9	13.4	53.6	(506.7)
Subtotal Retail	$43.9	$(0.1)	$43.8	$175.2	$(1,676.2)
Office
Life Science	$24.3	$1.1	$25.4	$101.6	$(647.3)
New York	37.4	0.2	37.6	150.4	(1,052.7)
Central Business District	4.0	—	4.0	16.0	(56.9)
Suburban/Other	4.0	0.1	4.1	16.4	(102.0)
Subtotal Office	$69.7	$1.4	$71.1	$284.4	$(1,858.9)
Arena	$1.2	$(1.2)	$—	$—	$—
Residential Real Estate
Apartments, Core Markets	$32.9	$2.2	$35.1	$140.4	$(1,330.4)
Apartments, Non-Core Markets	10.1	0.9	11.0	44.0	(331.1)
Federally Assisted Housing (5)	5.5	(0.6)	4.9	19.6	(142.8)
Military Housing	1.3	(1.3)	—	—	—
Subtotal Residential	$49.8	$1.2	$51.0	$204.0	$(1,804.3)
Subtotal	$164.6	$1.3	$165.9	$663.6	$(5,339.4)
Other	(15.7)	6.9	(8.8)	(35.0)	—
Grand Total	$148.9	$8.2	$157.1	$628.6	$(5,339.4)

Development Pipeline				Book Value (4)
Projects under construction				$516.6	$(58.1)
Projects under development				$529.3	$(186.4)
Land inventory				$73.9	$(8.5)
Other Tangible Assets
Cash and equivalents				$343.1
Restricted cash				$260.0
Accounts receivable, net (6)				$248.7
Notes receivable				$447.1
Net investments and advances to unconsolidated entities				$70.4
Prepaid expenses and other deferred costs, net				$97.6
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Convertible senior debt, net				$(111.8)
Less: convertible debt				$111.8
Construction payables				$(126.7)
Operating accounts payable and accrued expenses (7)				$(695.3)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended March 31, 2016 (8)				272.0

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2016 (continued)

(1)	Q1 2016 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended March 31, 2016 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments assumed to arrive at an estimated annualized stabilized NOI for properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Pro-Rata Share	Lease Commitment % as of
Property			April 26, 2016
	(in millions)
Apartments:
Aster Town Center North (Core Market)	$23.4	$21.1	73%
The Yards - Arris (Core Market)	$145.1	$37.8	34%

a)
NOI for the apartments in the above table is reflected at 5% of the pro-rata cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties.

In addition, we include stabilization adjustments to the Q1 2016 NOI as follows:

b)
NOI for 300 Massachusetts Ave (Life Science) is reflected at our estimated stabilized NOI. This property has 100% lease commitment and this assumption reflects our estimated NOI for the first full year in which all tenants will be occupying their leased space.

c)	On January 29, 2016, we sold our 55% ownership interest in the Arena to Onexim Sports and Entertainment Holdings USA, Inc. As a result, we removed partial period NOI for the Arena.

d)
On January 29, 2016, we closed on the creation of a joint venture with QIC, in which QIC acquired 51% of our equity ownership of Westchester’s Ridge Hill (Regional Mall). Due to the ongoing lease up, we have included a stabilization adjustment to the Q1 2016 NOI to arrive at our 2016 estimate of annualized stabilized NOI following the disposition of our partial interest.

e)	Due to the planned redevelopment at Ballston Quarter (Regional Mall), we have included a stabilization adjustment to the Q1 2016 NOI to arrive at our estimate of stabilized NOI.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution federally assisted housing properties, we have included a stabilization adjustment to the Q1 2016 NOI to arrive at our estimate of stabilized NOI. Federally assisted housing also includes three properties previously included in Apartments, Non-Core. Our estimate of stabilized NOI is based on the 2015 annual NOI of $19.6 million.

g)	On February 22, 2016, we closed on the sale of our military housing portfolio. As a result, we removed partial period NOI for military housing.

h)	Other excludes straight-line rent adjustments of $1.9 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q1 2016 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of March 31, 2016 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)
Represents 47 federally assisted housing apartment communities. We recently signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. We expect the individual property dispositions to close separately beginning in Q2 2016 to Q4 2016.

(6)	Includes $153.8 million of straight-line rent receivable (net of $10.1 million of allowance for doubtful accounts).

(7)	Includes $62.8 million of straight-line rent payable.

(8)
The impact of paying cash to retire a portion of our convertible senior notes due 2018 and 2020 in Q1 2016 was a reduction of total dilutive shares of 6.9 million. On a weighted average-share basis, the impact would reduce Q1 2016 diluted weighted average shares by 5.5 million.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components - Stabilized NOI - Q4 2015 vs. Q1 2016
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings, acquisitions or sales, as well as other portfolio changes. GAAP reconciliations for beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments
	Q4 2015	Property	Property	Property	Portfolio	Q1 2016
(Dollars in millions at pro-rata)	Stabilized NOI	Openings	Acquisitions	Sales	NOI Changes	Stabilized NOI
Commercial Real Estate
Retail
Regional Malls	$30.3	$—	$—	$—	$0.1	$30.4
Specialty Retail Centers	14.7	—	—	(0.9)	(0.4)	13.4
Subtotal Retail	$45.0	$—	$—	$(0.9)	$(0.3)	$43.8
Office
Life Science	$22.7	$1.7	$—	$—	$1.0	$25.4
New York	36.3	—	—	—	1.3	37.6
Central Business District	4.3	—	—	—	(0.3)	4.0
Suburban/Other	3.8	—	—	(0.2)	0.5	4.1
Subtotal Office	$67.1	$1.7	$—	$(0.2)	$2.5	$71.1
Residential Real Estate
Apartments, Core Markets	$34.0	$0.5	$—	$—	$0.6	$35.1
Apartments, Non-Core Markets	10.6	—	—	—	0.4	11.0
Federally Assisted Housing	4.9	—	—	—	—	4.9
Military Housing	4.3	—	—	(4.3)	—	—
Subtotal Residential	$53.8	$0.5	$—	$(4.3)	$1.0	$51.0
Subtotal	$165.9	$2.2	$—	$(5.4)	$3.2	$165.9
Other	(8.8)	—	—	—	—	(8.8)
Grand Total	$157.1	$2.2	$—	$(5.4)	$3.2	$157.1

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Retail and office occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area (“GLA”). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of March 31,
Retail	2016	2015
Comparable	94.2%	93.8%
Total	93.8%	93.1%
Office
Comparable	95.3%	95.5%
Total	95.1%	95.0%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Three Months Ended March 31,
Residential	2016	2015
Comparable	94.4%	94.7%
Total	93.0%	92.5%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot (“SF”) on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q2 2015	21	48,967	$63.79	$49.62	28.6%
Q3 2015	38	174,228	$46.82	$37.55	24.7%
Q4 2015	23	81,251	$51.34	$39.91	28.6%
Q1 2016	28	73,871	$60.51	$52.78	14.6%
Total	110	378,317	$52.66	$42.61	23.6%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q2 2015	7	42,562	$31.74	$29.95	6.0%
Q3 2015	3	45,814	$36.81	$33.78	9.0%
Q4 2015	2	2,334	$39.61	$27.51	44.0%
Q1 2016	2	36,453	$34.72	$34.67	0.1%
Total	14	127,163	$34.57	$32.64	5.9%

Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q2 2015	24	223,312	$33.34	$31.82	4.8%	4	4,696	$20.89	228,008
Q3 2015	12	168,622	$69.08	$68.50	0.8%	2	5,582	$17.18	174,204
Q4 2015	25	156,299	$19.90	$19.85	0.3%	5	6,023	$17.28	162,322
Q1 2016	20	244,517	$61.23	$55.51	10.3%	5	7,742	$19.51	252,259
Total	81	792,750	$46.89	$44.75	4.8%	16	24,043	$18.68	816,793

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended March 31,			Three Months Ended March 31,
Communities (1)	at Pro-Rata % (3)	2016	2015	% Change	2016	2015	% Change
Core Markets	8,487	$1,919	$1,848	3.8%	95.4%	95.2%	0.2%
Non-Core Markets	7,004	$990	$957	3.4%	91.9%	93.6%	(1.7)%
Total Comparable Apartments	15,491	$1,499	$1,445	3.7%	94.4%	94.7%	(0.3)%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	March 31,	December 31,		March 31,	December 31,
Communities (1)	at Pro-Rata % (3)	2016	2015	% Change	2016	2015	% Change
Core Markets	9,019	$1,961	$1,960	0.1%	95.2%	94.7%	0.5%
Non-Core Markets	7,794	$961	$960	0.1%	92.2%	91.6%	0.6%
Total Comparable Apartments	16,813	$1,497	$1,496	0.1%	94.3%	93.8%	0.5%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended March 31, 2016, 16.9% of leasable units in core markets and 4.6% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution federally assisted housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata

Three Months Ended
March 31, 2016
Retail	8.3%
Office	12.1%
Apartments	7.8%
Total	9.7%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended	Year Ended	11 Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015		December 31, 2015	December 31, 2014	December 31, 2013
Retail	8.3%	4.2%	4.9%	4.4%	6.4%	Retail	5.1%	2.6%	3.6%
Office	12.1%	7.6%	4.5%	2.4%	4.4%	Office	4.9%	6.6%	(6.4)%
Apartments	7.8%	5.6%	2.2%	5.2%	5.5%	Apartments	4.7%	4.3%	4.7%
Total	9.7%	5.9%	3.9%	3.8%	5.3%	Total	4.9%	4.8%	(0.2)%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$72,036	$—	$—	$72,036	$69,090	$—	$—	$69,090	4.3%	4.3%
Adjusted operating expenses	28,688	—	—	28,688	29,081	—	—	29,081	(1.4)%	(1.4)%
Comparable NOI	43,348	—	—	43,348	40,009	—	—	40,009	8.3%	8.3%
Non-Comparable NOI	546	—	—	546	4,208	—	—	4,208
Total	43,894	—	—	43,894	44,217	—	—	44,217
Office Buildings
Comparable
Adjusted revenues	106,714	4,862	—	101,852	101,454	4,685	—	96,769	5.2%	5.3%
Adjusted operating expenses	42,638	2,237	—	40,401	44,291	2,327	—	41,964	(3.7)%	(3.7)%
Comparable NOI	64,076	2,625	—	61,451	57,163	2,358	—	54,805	12.1%	12.1%
Non-Comparable NOI	8,290	—	—	8,290	2,268	173	—	2,095
Total	72,366	2,625	—	69,741	59,431	2,531	—	56,900
Apartments
Comparable
Adjusted revenues	80,176	8,830	—	71,346	77,089	8,071	—	69,018	4.0%	3.4%
Adjusted operating expenses	32,166	2,864	—	29,302	32,682	2,660	—	30,022	(1.6)%	(2.4)%
Comparable NOI	48,010	5,966	—	42,044	44,407	5,411	—	38,996	8.1%	7.8%
Non-Comparable NOI	1,227	320	—	907	505	898	—	(393)
Total	49,237	6,286	—	42,951	44,912	6,309	—	38,603
Arena	—	—	1,198	1,198	—	—	4,817	4,817
Federally Assisted Housing	5,548	—	—	5,548	4,168	—	—	4,168
Military Housing	1,304	—	—	1,304	4,702	(5)	—	4,707
Straight-line rent adjustments	1,815	(46)	—	1,861	29	(13)	11	53
Other (2)	(18,372)	(777)	—	(17,595)	(19,513)	(988)	—	(18,525)
Total NOI
Comparable
Adjusted revenues	258,926	13,692	—	245,234	247,633	12,756	—	234,877	4.6%	4.4%
Adjusted operating expenses	103,492	5,101	—	98,391	106,054	4,987	—	101,067	(2.4)%	(2.6)%
Comparable NOI	155,434	8,591	—	146,843	141,579	7,769	—	133,810	9.8%	9.7%
Non-Comparable NOI	358	(503)	1,198	2,059	(3,633)	65	4,828	1,130
Grand Total	$155,792	$8,088	$1,198	$148,902	$137,946	$7,834	$4,828	$134,940

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended March 31, 2016	Three Months Ended March 31, 2015

NOI by Product Type	$162,134	NOI by Product Type	$143,888
Arena	1,198	Arena	4,817
Military Housing	1,304	Military Housing	4,707
Straight-line rent adjustments	1,861	Straight-line rent adjustments	53
Other (2)	(17,595)	Other (2)	(18,525)
Grand Total NOI	$148,902	Grand Total NOI	$134,940

(1)	Includes limited-distribution federally assisted housing.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended March 31, 2016	Three Months Ended March 31, 2015

NOI by Market	$162,134	NOI by Market	$143,888
Arena	1,198	Arena	4,817
Military Housing	1,304	Military Housing	4,707
Straight-line rent adjustments	1,861	Straight-line rent adjustments	53
Other (3)	(17,595)	Other (3)	(18,525)
Grand Total NOI	$148,902	Grand Total NOI	$134,940

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended March 31, 2016					Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$226,263	$15,645	$97,442	$8,136	$316,196	$208,262	$14,125	$104,156	$15,819	$314,112
Revenues of unconsolidated entities	97,442	—	(97,442)	—	—	104,156	—	(104,156)	—	—
Exclude land sales	(3,933)	(391)	(666)	—	(4,208)	(8,663)	(864)	(960)	—	(8,759)
Exclude land sales of unconsolidated entities	(666)	—	666	—	—	(960)	—	960	—	—
Exclude Land Development Group other revenues	(1,916)	(189)	(46)	—	(1,773)	(1,394)	(131)	(356)	—	(1,619)
Exclude Land Development Group other revenues of unconsolidated entities	(46)	—	46	—	—	(356)	—	356	—	—
Adjusted revenues	317,144	15,065	—	8,136	310,215	301,045	13,130	—	15,819	303,734
Operating expenses	146,927	7,290	41,833	6,938	188,408	140,685	5,774	47,267	10,991	193,169
Operating expenses of unconsolidated entities	41,833	—	(41,833)	—	—	47,267	—	(47,267)	—	—
Exclude cost of land sales	(340)	(32)	—	—	(308)	(2,311)	(217)	—	—	(2,094)
Exclude Land Development Group operating expenses	(2,348)	(281)	(348)	—	(2,415)	(2,330)	(261)	(497)	—	(2,566)
Exclude Land Development Group operating expenses of unconsolidated entities	(348)	—	348	—	—	(497)	—	497	—	—
Exclude corporate general and administrative expenses	(15,652)	—	—	—	(15,652)	(13,503)	—	—	—	(13,503)
Exclude REIT conversion and reorganization costs	(8,720)	—	—	—	(8,720)	(6,212)	—	—	—	(6,212)
Adjusted operating expenses	161,352	6,977	—	6,938	161,313	163,099	5,296	—	10,991	168,794
Net operating income	$155,792	$8,088	$—	$1,198	$148,902	$137,946	$7,834	$—	$4,828	$134,940
Revenues of unconsolidated entities	(97,442)	—	97,442	—	—	(104,156)	—	104,156	—	—
Operating expenses of unconsolidated entities	41,833	—	(41,833)	—	—	47,267	—	(47,267)	—	—
Land sales	3,933	391	666	—	4,208	8,663	864	960	—	8,759
Land sales of unconsolidated entities	666	—	(666)	—	—	960	—	(960)	—	—
Cost of land sales	(340)	(32)	—	—	(308)	(2,311)	(217)	—	—	(2,094)
Land Development Group other revenues	1,916	189	46	—	1,773	1,394	131	356	—	1,619
Land Development Group other revenues of unconsolidated entities	46	—	(46)	—	—	356	—	(356)	—	—
Land Development Group operating expenses	(2,348)	(281)	(348)	—	(2,415)	(2,330)	(261)	(497)	—	(2,566)
Land Development Group operating expenses of unconsolidated entities	(348)	—	348	—	—	(497)	—	497	—	—
Corporate general and administrative expenses	(15,652)	—	—	—	(15,652)	(13,503)	—	—	—	(13,503)
REIT conversion and reorganization costs	(8,720)	—	—	—	(8,720)	(6,212)	—	—	—	(6,212)
Depreciation and amortization	(63,211)	(4,327)	(20,762)	(35)	(79,681)	(53,024)	(3,843)	(21,669)	(5,072)	(75,922)
Impairment of real estate	(12,464)	—	—	—	(12,464)	—	—	—	—	—
Interest and other income	9,654	377	365	—	9,642	9,704	410	283	—	9,577
Interest expense	(34,635)	(1,989)	(24,341)	(1,738)	(58,725)	(42,468)	(2,609)	(25,854)	(4,804)	(70,517)
Amortization of mortgage procurement costs	(1,665)	(192)	(912)	(21)	(2,406)	(2,101)	(99)	(797)	—	(2,799)
Loss on extinguishment of debt	(29,084)	—	—	—	(29,084)	(35,154)	—	(225)	—	(35,379)
Earnings (loss) from unconsolidated entities	10,536	82	(9,959)	(1,400)	(905)	10,115	(17)	(8,627)	(802)	703
Earnings (loss) before income taxes	$(41,533)	$2,306	$—	$(1,996)	$(45,835)	$(45,351)	$2,193	$—	$(5,850)	$(53,394)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended March 31, 2016 compared with the three months ended March 31, 2015.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended March 31, 2015	$189,328	$98,587	$15,819	$10,378	$314,112
Increase (decrease) due to:
Comparable portfolio	1,990	2,170	—	—	4,160
Non-comparable properties (1)	239	2,210	—	—	2,449
Properties in which partners’ interest recently acquired	16,831	1,696	—	—	18,527
Recently disposed properties	(2,997)	—	(7,683)	—	(10,680)
Properties in which partial interest was recently disposed	(2,279)	—	—	—	(2,279)
Land sales	—	—	—	(4,551)	(4,551)
Military housing	—	(3,152)	—	—	(3,152)
Subsidized senior housing	—	835	—	—	835
Other	(2,289)	(1,090)	—	154	(3,225)
Revenues for the three months ended March 31, 2016	$200,823	$101,256	$8,136	$5,981	$316,196

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended March 31, 2015	$19,715	$96,513	$61,290	$10,991	$4,660	$193,169
Increase (decrease) due to:
Comparable portfolio	—	(1,445)	(404)	—	—	(1,849)
Non-comparable properties (1)	—	153	119	—	—	272
Properties in which partners’ interest recently acquired	—	3,203	1,036	—	—	4,239
Recently disposed properties	—	(1,468)	—	(4,053)	—	(5,521)
Properties in which partial interest was recently disposed	—	(1,878)	—	—	—	(1,878)
Land cost of sales	—	—	—	—	(1,786)	(1,786)
Military housing	—	—	251	—	—	251
Subsidized senior housing	—	—	(467)	—	—	(467)
REIT conversion and reorganization costs	2,508	—	—	—	—	2,508
Development, management, corporate and other expenses	2,149	(2,063)	(465)	—	(151)	(530)
Operating expenses for the three months ended March 31, 2016	$24,372	$93,015	$61,360	$6,938	$2,723	$188,408

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended March 31, 2015	$8,146	$47,655	$10,261	$4,804	$(349)	$70,517
Increase (decrease) due to:
Comparable portfolio	—	(2,926)	(342)	—	—	(3,268)
Non-comparable properties (1)	—	261	(63)	—	—	198
Properties in which partners’ interest recently acquired	—	943	225	—	—	1,168
Recently disposed properties	—	(126)	—	(3,066)	—	(3,192)
Properties in which partial interest was recently disposed	—	(1,246)	—	—	—	(1,246)
Capitalized interest	—	(1,022)	(2,558)	—	(170)	(3,750)
Mark-to-market adjustments on non-designated swaps	200	(38)	3,540	—	377	4,079
Corporate borrowings	(4,666)	—	—	—	—	(4,666)
Other	—	351	(1,466)	—	—	(1,115)
Interest expense for the three months ended March 31, 2016	$3,680	$43,852	$9,597	$1,738	$(142)	$58,725

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

(1)
The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up or recently stabilized but not comparable and other non-comparable properties:

		Three Months Ended March 31, 2016 vs. 2015
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property recently stabilized or in lease-up:
300 Massachusetts Ave	Q1-16	919	243	237
Non-comparable property:
Ballston Quarter		(680)	(90)	24
Total Commercial		$239	$153	$261
Residential:
Properties recently stabilized or in lease-up:
2175 Market Street	Q4-14	111	61	37
3700M	Q3-14	369	(5)	10
Aster Town Center North	Q4-15/Q1-16	186	170	91
Kapolei Lofts	Q3-15/Q1-17	—	(551)	—
Radian	Q2-14	512	(85)	8
The Yards - Arris	Q1-16	7	178	5
The Yards - Twelve12	Q2-14	467	239	37
Winchester Lofts	Q4-14	631	(24)	(286)
Non-comparable property:
500 Sterling Place		(73)	136	35
Total Residential		$2,210	$119	$(63)
Commercial Group

The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to the seven life science office properties and two parking facilities at University Park at MIT (Q2-2015) upon the acquisition of our partner’s equity interests in those properties. The decreases in revenues, operating expenses and interest expense related to properties in which partial interest was recently disposed are related to the partial disposition of Westchester’s Ridge Hill (Q1-2016). The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center (Q2-2015), and Ballston Common Office Center (Q1-2015).
Ballston Quarter, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned redevelopment project.
Residential Group

The increases in revenues and operating expenses related to partners’ interest recently acquired are related to three operating apartment communities located in Northeast Ohio (Q2-2015). The fluctuations in revenues and operating expenses relate to military housing due to the sale of our interests in entities that develop and manage military family housing (Q1-2016). The decrease in interest expense related to capitalized interest is due to the increased number of projects under construction and development as we increased our construction pipeline.

500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities
The increase in operating expenses is primarily due to outside consulting costs related to strategic planning. The decrease in interest expense is due to the separate, privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for either shares of Class A common stock, cash payments or a combination of both during 2015 and the first quarter of 2016.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Realty Trust, Inc.
Net earnings attributable to Forest City Realty Trust, Inc. for the three months ended March 31, 2016 was $244,035,000 versus net loss of $(54,209,000) for the three months ended March 31, 2015. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $365,402,000

•	$236,005,000 related to increased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2016 compared to 2015;

•	$136,687,000 related to the net gain on disposition of the development site 625 Fulton Avenue in 2016;

•	$(4,525,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2016 and 2015; and

•	$(2,765,000) related to decreased Land Development Group sales in 2016 compared with 2015, primarily at our Stapleton project.
Financing Transactions - $10,632,000

•
$6,295,000 related to decreased losses on extinguishment of debt compared with 2015 primarily due to separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015;

•
$4,666,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015;

•
$(4,079,000) related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense; and

•
$3,750,000 related to a decrease in interest expense in 2016 compared with 2015 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline.

Non-Cash Transactions - $(16,223,000)

•	$(12,464,000) related to the 2016 impairment at Shops at Wiregrass; and

•
$(3,759,000) related to an increase in depreciation and amortization expense in 2016 compared with 2015 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner’s interest in the MIT Assets and three operating apartment communities in Q2 2015. These increases were partially offset by the disposition of full interest in Barclays Center and partial interest Westchester’s Ridge Hill in 2016 as well as the disposition of full or partial interests in several properties during 2015.

Operations - $24,028,000

•	$13,120,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$9,277,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2016 compared with 2015;

•	$2,837,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at March 31, 2016;

•	$(2,508,000) related to REIT conversion and reorganization costs in 2016 compared with 2015; and

•	$1,302,000 related to a combined fluctuation in revenues and operating expenses in our Subsidized Senior Housing business unit in 2016 compared with 2015.
Income Taxes

•
$(82,007,000) due to increased income tax expense primarily due to gains on sale of assets owned by our taxable REIT subsidiaries. The taxes on the gains on sale in continuing operations and discontinued operations are reflected on the Consolidated Statement of Operations as components of the net gain on disposition of interest in development project and the net gain on disposition of full or partial interest in rental properties line items and not separately on the income tax expense (benefit) line item. The tax expense in 2016 is primarily non-cash as it largely relates to the utilization of the deferred tax asset to offset the taxable gain on the various sales.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Interest Expense – The following table summarizes interest incurred, capitalized and paid on all forms of indebtedness

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$2,066	$2,063	$(2,182)	$(2,146)
Interest incurred	43,838	69,719	51,809	80,771
Interest capitalized	(11,269)	(13,057)	(7,159)	(8,108)
Net interest expense	$34,635	$58,725	$42,468	$70,517
Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Operating properties:
Commercial Group	$2,763	$4,429	$4,082	$6,831
Residential Group	1,947	2,692	1,867	3,557
Other	—	—	15	15
Total operating properties	4,710	7,121	5,964	10,403
Tenant improvements:
Commercial Group	8,787	9,823	9,448	11,041
Total capital expenditures	$13,497	$16,944	$15,412	$21,444
Disposition:
Arena	$—	$—	$683	$232

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$244,035	$(54,209)
Depreciation and Amortization—Real Estate Groups (2)	78,862	74,780
Gain on disposition of full or partial interests in rental properties	(99,758)	—
Impairment of depreciable rental properties	12,464	—
Income tax expense adjustment — current and deferred (3):
Gain on disposition of full or partial interests in rental properties	55,036	—
FFO attributable to Forest City Realty Trust, Inc.	$290,639	$20,571
FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$290,639	$20,571
If-Converted Method (adjustments for interest, net of tax for 2015)(1):
5.000% Notes due 2016	—	—
4.250% Notes due 2018	1,472	—
3.625% Notes due 2020	918	—
FFO for per share data	$293,029	$20,571
Denominator:
Weighted average shares outstanding—Basic	257,951,076	202,963,083
Effect of stock options, restricted stock and performance shares	1,484,743	2,768,251
Effect of convertible debt	10,577,203	—
Effect of convertible 2006 Class A Common Units	1,940,788	2,973,190
Weighted average shares outstanding - Diluted (1)	271,953,810	208,704,524
FFO Per Share - Diluted	$1.08	$0.10

(1)
For the three months ended March 31, 2015, weighted-average shares issuable upon the conversion of convertible debt of 28,087,047 were not included in the computation of diluted FFO per share because their effect is anti-dilutive under the if-converted method. As a result, an adjustment to FFO for interest expense of $3,787,000 related to these securities is not required.

(2)	The following table provides detail of depreciation and amortization:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Full Consolidation	$63,211	$53,024
Non-Real Estate	(819)	(1,125)
Real Estate Groups Full Consolidation	62,392	51,899
Real Estate Groups related to noncontrolling interest	(4,327)	(3,843)
Real Estate Groups Unconsolidated	20,762	21,669
Real Estate Groups Discontinued Operations	35	5,055
Real Estate Groups at our proportional share	$78,862	$74,780

(3)	The following table provides detail of income tax expense (benefit):

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$3,629	$(1,744)
Deferred taxes	24,157	2,559
Total income tax expense (benefit) on FFO	27,786	815
Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$(4,587)	$—
Deferred taxes	59,623	—
Total income tax expense (benefit) on non-FFO	55,036	—
Grand Total	$82,822	$815

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended March 31,
	2016	2015	% Change
	(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$290,639	$20,571
Tax credit income	(3,008)	(3,255)
Loss on extinguishment of debt	29,084	35,379
Change in fair market value of nondesignated hedges	1,396	(2,113)
Net gain on disposition of interest in development project	(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	(136,247)	—
Straight-line rent adjustments	(1,861)	(53)
REIT conversion and reorganization costs	8,720	6,212
Nets pre-tax FFO	1,400	802
Income tax expense on FFO	27,786	815
Operating FFO attributable to Forest City Realty Trust, Inc.	$81,222	$58,358	39.2%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO attributable to Forest City Realty Trust, Inc.	$81,222	$58,358
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	—	507
4.250% Notes due 2018	1,472	3,322
3.625% Notes due 2020	918	2,357
Operating FFO for per share data	$83,612	$64,544
Denominator:
Weighted average shares outstanding - Diluted (1)	271,953,810	236,791,571
Operating FFO Per Share	$0.31	$0.27	14.8%

(1)
Includes dilutive securities of 28,087,047 for the three months ended March 31, 2015, for the computation of Operating FFO per share because their effect is dilutive under the if-converted method. These securities were not included in the computation of diluted FFO per share because their effect was anti-dilutive.

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Operating FFO by segment:
Commercial Group	$60,709	$44,682
Residential Group	31,666	25,750
Arena	(561)	(4)
Land Group	7,270	10,252
Corporate Group	(17,862)	(22,322)
Operating FFO	$81,222	$58,358

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to EBITDA - Pro-Rata Consolidation

Three Months Ended March 31,
2016	2015
(in thousands)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$244,035	$(54,209)
Depreciation and amortization	79,681	75,922
Interest expense	58,725	70,517
Amortization of mortgage procurement costs	2,406	2,799
Income tax expense	82,822	815
EBITDA attributable to Forest City Realty Trust, Inc.	$467,669	$95,844
Impairment of real estate	12,464	—
Net loss on extinguishment of debt	29,084	35,379
Net gain on disposition of interest in development project	(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	(136,247)	—
Net gain on disposition of full or partial interests in rental properties	(99,758)	—
Nets pre-tax EBITDA	1,400	802
REIT conversion and reorganization costs	8,720	6,212
Adjusted EBITDA attributable to Forest City Realty Trust, Inc.	$146,645	$138,237

As of March 31,
2016	2015
(in thousands)
Nonrecourse mortgage debt and notes payable, net (1)	$5,592,428	$5,921,098
Revolving credit facility	—	59,950
Convertible senior debt, net (1)	111,838	404,324
Total debt	$5,704,266	$6,385,372
Less cash and equivalents	(343,124)	(226,261)
Net Debt	$5,361,142	$6,159,111

Net Debt to Adjusted EBITDA (Annualized) (2)	9.1	x	11.1	x

(1)
Balances as of March 31, 2015 have been recast to include unamortized mortgage procurement costs of $76,853 and $6,870 in nonrecourse mortgage debt and notes payable, net and convertible senior debt, net, respectively, to be consistent with presentation as of March 31, 2016.

(2)
Due to the disposition our interest in our military housing portfolio and Barclays Center and the disposition of our partial interest in Westchester’s Ridge Hill in Q1 2016, the three months ended March 31, 2016 includes the benefit of additional Adjusted EBITDA of approximately $3,200 ($12,800 annualized) which was generated prior to the disposition date of each asset. Excluding this partial period Adjusted EBITDA, the Net Debt to Adjusted EBITDA for the three months ended March 31, 2016 would have been 9.3x.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended March 31, 2016 vs. Three Months Ended March 31, 2015
(in millions)
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$58.4
13.0
8.9
8.7
3.8
(2.1)
(2.6)
(6.9)
$81.2
Three Months Ended March 31, 2015
NOI on mature portfolio
New property openings and acquisitions
Decreased Corporate/ mature portfolio interest
Capitalized Interest
Stapleton land sales
Other
Property sales
Three Months Ended March 31, 2016

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio;

•	Driving operational excellence through all aspects of our company; and

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics.

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Development ratio is defined as total assets (less accumulated depreciation) divided by total projects under construction and development and land inventory. Total debt includes outstanding borrowings on our revolving credit facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net. Net debt to Adjusted EBITDA is defined as total debt, less cash and equivalents, divided by Adjusted EBITDA. All metrics are reflected at our pro-rata share.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends (continued)

*
Represents data for the full year ended December 31, 2013, which is consistent with our calendar year-end adopted in 2013. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which was previously included in the financial results for the year ended January 31, 2013 in our supplemental package furnished with the SEC on March 27, 2013.

**
Due to the disposition our interest in our military housing portfolio and Barclays Center and the disposition of our partial interest in Westchester’s Ridge Hill in Q1 2016, the rolling 12-months ended March 31, 2016 includes the benefit of additional Adjusted EBITDA of approximately $50,000,000, which was generated prior to the disposition date of each asset. Excluding this partial period Adjusted EBITDA, the Net Debt to Adjusted EBITDA for the rolling 12-months ended March 31, 2016 would have been 9.3x.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Phased Property Openings and Projects Under Construction
March 31, 2016

						Cost at Completion (b)			Cost Incurred to Date (c)
		Anticipated	Legal				Cost at			Cost at
		Opening	Ownership		Pro-Rata	Cost	Pro-Rata		Cost	Pro-Rata	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share		at 100%	Share	Units	GLA	(d)
						(in millions)
2015/2016 Phased Openings
Other:
Kapolei Lofts	Kapolei, HI	Q3-15/Q3-16	100%		0% (e)	$154.8	$0.0		$126.7	$5.4	499	—	35%

Projects Under Construction
Residential:
Arizona State Retirement System Joint Venture:
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%	$104.9	$27.0		$76.3	$22.0	237	19,000
Museum Towers II	Philadelphia, PA	Q4-16	25%		25%	114.4	28.7		65.4	17.9	286	—
Eliot on 4th	Washington, D.C.	Q1-17	25%		25%	142.9	38.4		52.3	14.9	365	5,000
Broadway and Hill	Los Angeles, CA	Q3-17	25%		25%	140.1	36.2		70.2	22.3	391	15,000
West Village II	Dallas, TX	Q1-18/Q2-18	25%		25%	119.5	30.7		18.6	6.0	399	4,250
						$621.8	$161.0		$282.8	$83.1	1,678	43,250
Greenland Joint Venture:
535 Carlton	Brooklyn, NY	Q4-16/Q3-17	30%	(f)	30%	$168.8	$51.2		$84.1	$25.3	298	—
550 Vanderbilt (condominiums)	Brooklyn, NY	Q1-17/Q4-17	30%	(f)	30%	362.7	111.8		219.8	69.1	278	7,000
38 Sixth Ave	Brooklyn, NY	Q2-17/Q1-18	30%	(f)	30%	202.7	61.6		62.7	19.6	303	28,000
Pacific Park - Parking (g)	Brooklyn, NY	Q4-16/Q1-18	30%	(f)	30%	46.2	13.8		29.3	8.8	—	—
						780.4	238.4		395.9	122.8	879	35,000
The Bixby	Washington, D.C.	Q2-16/Q3-16	25%	(f)	25%	53.8	10.8		30.8	6.2	195	—
461 Dean Street (B2 BKLYN)	Brooklyn, NY	Q3-16	100%		100%	192.1	192.1		154.1	154.1	363	4,000
Town Center Wrap	Denver, CO	Q2-17/Q4-17	95%		95%	93.1	88.4		12.4	11.8	399	7,000
Hudson Exchange	Jersey City, NJ	Q1-18	50%	(f)	50%	214.1	107.1		54.2	28.5	421	9,000
						$1,955.3	$797.8		$930.2	$406.5	3,935	98,250
Office:
1812 Ashland Ave	Baltimore, MD	Q3-16	85%		100%	$61.2	$61.2		$40.0	$40.0	—	164,000	70%
The Bridge at Cornell Tech	Roosevelt Island, NY	Q2-17	100%		100%	164.1	164.1		65.1	65.1	—	235,000	39%
						$225.3	$225.3		$105.1	$105.1	—	399,000
Total Projects Under Construction (h)						$2,180.6	$1,023.1		$1,035.3	$511.6

Estimated Initial Yield on Cost							5.5% - 6.0%	(i)
See footnotes on the following page.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings
March 31, 2016

					Cost at Completion (b)
		Date	Legal		Cost	Cost at	No. of
	Location	Opened	Ownership (a)	Pro-Rata % (a)	at 100%	Pro-Rata Share	Units	GLA	Lease % (d)
					(in millions)
2016 Property Openings
Residential:
Arizona State Retirement System Joint Venture:
The Yards - Arris	Washington, D.C.	Q1-16	25%	25%	$145.1	$37.8	327	19,000	34%

Aster Town Center North	Denver, CO	Q4-15/Q1-16	90%	90%	23.4	21.1	135	—	73%
					$168.5	$58.9	462
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50% (f)	50%	$172.0	$86.0	—	246,000	100%
Total Property Openings					$340.5	$144.9

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s pro-rata share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)	Represents total capitalized project costs incurred to date, at 100% and the Company’s pro-rata share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of April 26, 2016.

(e)
Kapolei Lofts is a residential project on land leased to the Company. The Company consolidates the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for pro-rata purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project. The payments made under the lease are deemed a preferential return and allocated to noncontrolling interest. As of March 31, 2016, 283 of the 499 units were open.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(g)	Expected to include 370 parking spaces.

(h)	Of the remaining project costs, the Company has undrawn construction loan commitments of $430.7 million on a pro-rata basis ($1.0 billion at 100%).

(i)
Range of estimated initial yield on cost for projects under construction is calculated using estimated pro-rata initial stabilized NOI divided by pro-rata share of project cost per above, net of anticipated subsidies and other cost adjustments. 550 Vanderbilt (condominiums) has been excluded from estimated initial yield on cost.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
March 31, 2016

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $388.4 million ($159.6 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt, net of $164.5 million ($10.6 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Projects currently under construction include 461 Dean Street (formerly B2 BKLYN), a 50% market-rate and 50% affordable rental building with 363 residential units, 535 Carlton, a 100% affordable rental building with 298 residential units, 550 Vanderbilt, a 278-unit condominium building, 38 Sixth Ave, a 303-unit, 100% affordable rental building and parking garages which are expected to include 370 parking spaces.

2)	The Yards - Washington, D.C.
The Yards is a 48-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,400 residential units, 1.8 million square feet of office space and approximately 400,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit residential building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and two mixed-use properties, Twelve12 with 218 residential units and 88,000 square feet of retail space and Arris with 327 residential units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include the 279,000 square-foot 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene. Currently under construction is a 164,000 square-foot office building, 1812 Ashland Ave.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit residential building, Eliot on 4th.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 400,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks.
6) 5M - San Francisco, CA
5M is a mixed-use project on approximately 4 acres in downtown San Francisco. 5M is expected to include approximately 800,000 square feet of commercial uses and 690 residential units. The project will retain three existing historic buildings, including the iconic San Francisco Chronicle building and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses for a total of approximately 1.7 million square feet of development.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	March 31, 2016		December 31, 2015
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$50,242	$45,302	$49,240	$44,378
Commercial outlots	20,078	28,564	20,078	28,545
Total Land Inventory (1)	$70,320	$73,866	$69,318	$72,923

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of March 31, 2016, we own 405 gross acres, of which 163 acres are saleable. We also have an option to purchase an additional 559 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 7.4-acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Class A Common Stock
Closing Price, end of period	$21.09	$21.93	$20.13	$22.10	$25.52
High Sales Price	$22.22	$23.73	$23.96	$25.88	$25.90
Low Sales Price	$16.44	$20.12	$19.34	$22.07	$20.68
Average Sales Price	$19.64	$21.76	$22.04	$23.70	$24.49
Total Volume	147,110,090	66,703,892	99,971,191	102,548,636	69,096,438
Average Volume	2,411,641	1,042,248	1,562,050	1,627,756	1,132,728
Common shares outstanding, end of period	239,592,160	238,949,141	238,844,963	231,391,181	193,501,911
Class B Common Stock
Closing Price, end of period	$21.10	$21.87	$20.95	$23.00	$25.50
High Sales Price	$22.50	$23.82	$23.83	$25.83	$25.81
Low Sales Price	$16.59	$19.97	$19.76	$22.50	$20.74
Average Sales Price	$19.65	$22.07	$21.93	$23.89	$24.60
Total Volume	51,192	43,101	139,488	64,791	37,129
Average Volume	839	673	2,180	1,028	609
Common shares outstanding, end of period	18,792,687	18,805,285	18,824,341	18,891,153	18,942,503
Common Equity Market Capitalization	$5,449,524,350	$5,651,426,245	$5,202,319,049	$5,548,241,619	$5,421,202,595
Quarterly dividends declared and paid per Class A and Class B common share	$0.06	$—	$—	$—	$—
Special, one-time distribution declared and paid per Class A and Class B common share (1)	$0.10	$—	$—	$—	$—

(1)	To satisfy our estimated cumulative positive Earnings and Profit dividend of our predecessor, Forest City Enterprises, Inc., as a result of our conversion to REIT status.

Financial Covenants
Our revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which we are compliant with at March 31, 2016, follows:

	Requirement Per Agreement	As of March 31, 2016		As of December 31, 2015
Credit Facility Financial Covenants
Maximum Total Leverage Ratio	≤65%	49.66%		52.71%
Maximum Secured Leverage Ratio	≤55%	49.28%		50.71%
Maximum Secured Recourse Leverage Ratio	≤15%	0.00%		0.00%
Maximum Unsecured Leverage Ratio	≤60%	0.00%		12.00%
Minimum Fixed Charge Coverage Ratio	≥1.50x	1.87	x	1.72	x
Minimum Unencumbered Interest Coverage Ratio	≥1.50x	2.94	x	2.18	x

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of March 31, 2016

	Year Ending December 31, 2016				Year Ending December 31, 2017
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$112,592	$2,586	$165,136	$275,142	$269,640	$10,954	$360,821	$619,507
Weighted average rate	7.54%	6.69%	5.72%	6.45%	5.65%	5.99%	5.72%	5.69%
Variable:
Variable-rate debt	62,825	322	10,151	72,654	682,640	4,606	62,624	740,658
Weighted average rate	2.84%	3.19%	3.87%	2.98%	6.20%	3.12%	1.81%	5.84%

Tax-Exempt	—	—	281	281	—	—	25,045	25,045
Weighted average rate	—%	—%	1.73%	1.73%	—%	—%	1.30%	1.30%
Total variable-rate debt	62,825	322	10,432	72,935	682,640	4,606	87,669	765,703
Total Nonrecourse Debt	$175,417	$2,908	$175,568	$348,077	$952,280	$15,560	$448,490	$1,385,210
Weighted Average Rate	5.86%	6.30%	5.60%	5.73%	6.04%	5.14%	4.93%	5.69%

	Year Ending December 31, 2018				Year Ending December 31, 2019
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$208,722	$7,201	$250,493	$452,014	$113,399	$3,885	$40,328	$149,842
Weighted average rate	4.57%	3.80%	4.99%	4.81%	4.03%	4.80%	5.73%	5.03%
Variable:
Variable-rate debt	95,760	68,203	170,485	198,042	239,592	53,293	106,780	293,079
Weighted average rate	2.97%	2.82%	4.62%	4.44%	2.35%	1.51%	4.16%	3.16%

Tax-Exempt	143,386	48,753	53,040	147,673	8,500	—	20,000	28,500
Weighted average rate	1.80%	2.28%	2.38%	1.85%	3.38%	—%	1.15%	1.82%
Total variable-rate debt	239,146	116,956	223,525	345,715	248,092	53,293	126,780	321,579
Total Nonrecourse Debt	$447,868	$124,157	$474,018	$797,729	$361,491	$57,178	$167,108	$471,421
Weighted Average Rate	3.34%	2.66%	4.56%	4.17%	2.90%	1.73%	4.18%	3.50%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of March 31, 2016

	Year Ending December 31, 2020				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$160,727	$23,184	$151,921	$289,464	$1,069,161	$67,705	$885,906	$1,887,362
Weighted average rate	5.09%	4.47%	4.87%	5.03%	4.36%	4.02%	4.26%	4.32%
Variable:
Variable-rate debt	184	—	741	925	53,101	—	1,950	55,051
Weighted average rate	4.37%	—%	1.94%	2.42%	3.23%	—%	1.37%	3.16%

Tax-Exempt	—	—	—	—	444,061	89,304	66,875	421,632
Weighted average rate	—%	—%	—%	—%	1.37%	1.40%	1.36%	1.37%
Total variable-rate debt	184	—	741	925	497,162	89,304	68,825	476,683
Total Nonrecourse Debt	$160,911	$23,184	$152,662	$290,389	$1,566,323	$157,009	$954,731	$2,364,045
Weighted Average Rate	5.09%	4.47%	4.86%	5.02%	3.48%	2.53%	4.05%	3.77%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$1,934,241	$115,515	$1,854,605	$3,673,331
Weighted average rate	4.79%	4.37%	4.85%	4.83%
Variable:
Variable-rate debt	1,134,102	126,424	352,731	1,360,409
Weighted average rate	4.79%	2.28%	3.93%	4.80%

Tax-Exempt	595,947	138,057	165,241	623,131
Weighted average rate	1.50%	1.71%	1.65%	1.50%
Total variable-rate debt	1,730,049	264,481	517,972	1,983,540
Total Nonrecourse Debt	$3,664,290	$379,996	$2,372,577	$5,656,871
Net unamortized mortgage procurement costs	(43,927)	(9,171)	(29,687)	$(64,443)
Total Nonrecourse Debt, net	$3,620,363	$370,825	$2,342,890	$5,592,428
Weighted Average Rate	4.25%	2.71%	4.49%	4.46%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2016 (in thousands)

	Three Months Ended March 31, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$144,278	$4,862	$61,407	$—	$200,823
Revenue adjustments:
Revenues of unconsolidated entities	61,407	—	(61,407)	—	—
Exclude land sales	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—
Exclude Land Development Group other revenues	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—
Adjusted revenues	205,685	4,862	—	—	200,823
Operating expenses	72,213	2,305	23,107	—	93,015
Operating expense adjustments:
Operating expenses of unconsolidated entities	23,107	—	(23,107)	—	—
Exclude cost of land sales	—	—	—	—	—
Exclude cost of land sales of unconsolidated entities	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—
Adjusted operating expenses	95,320	2,305	—	—	93,015
Net operating income	110,365	2,557	—	—	107,808
Equity in earnings (loss) of unconsolidated entities	5,990	—	(5,990)	—	—
Exclude depreciation and amortization of unconsolidated entities	14,759	—	(14,759)	—	—
Revenue adjustments (per above)	(61,407)	—	61,407	—	—
Operating expense adjustments (per above)	23,107	—	(23,107)	—	—
Interest and other income	1,187	—	33	—	1,220
Interest expense	(26,920)	(652)	(17,584)	—	(43,852)
Loss on extinguishment of debt	—	—	—	—	—
Net gain on disposition of interest in development project	136,687	—	—	—	136,687
Net gain on disposition of partial interest in other investment - Nets	—	—	—	—	—
Amortization of mortgage procurement costs	(1,551)	—	—	—	(1,551)
Non-Real Estate depreciation and amortization	(309)	—	—	—	(309)
Noncontrolling interest in FFO	(1,905)	(1,905)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$200,003	$—	$—	$—	$200,003
Depreciation and amortization - Real Estate Groups	(55,087)	—	—	—	(55,087)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	14,564	—	—	—	14,564
Impairment of consolidated and unconsolidated depreciable real estate	(12,464)	—	—	—	(12,464)
Non-FFO from discontinued operations	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$147,016	$—	$—	$—	$147,016

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2016 (in thousands) (continued)

	Three Months Ended March 31, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$76,136	$10,203	$35,323	$—	$101,256
Revenue adjustments:
Revenues of unconsolidated entities	35,323	—	(35,323)	—	—
Exclude land sales	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—
Exclude Land Development Group other revenues	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—
Adjusted revenues	111,459	10,203	—	—	101,256
Operating expenses	47,654	4,672	18,378	—	61,360
Operating expense adjustments:
Operating expenses of unconsolidated entities	18,378	—	(18,378)	—	—
Exclude cost of land sales	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—
Adjusted operating expenses	66,032	4,672	—	—	61,360
Net operating income	45,427	5,531	—	—	39,896
Equity in earnings (loss) of unconsolidated entities	3,719	82	(3,689)	—	(52)
Exclude depreciation and amortization of unconsolidated entities	6,907	—	(6,907)	—	—
Revenue adjustments (per above)	(35,323)	—	35,323	—	—
Operating expense adjustments (per above)	18,378	—	(18,378)	—	—
Interest and other income	2,993	11	332	—	3,314
Interest expense	(4,250)	(1,334)	(6,681)	—	(9,597)
Loss on extinguishment of debt	(36)	—	—	—	(36)
Net gain on disposition of interest in development project	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets	—	—	—	—	—
Amortization of mortgage procurement costs	(834)	—	—	—	(834)
Non-Real Estate depreciation and amortization	(168)	—	—	—	(168)
Noncontrolling interest in FFO	(4,290)	(4,290)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$32,523	$—	$—	$—	$32,523
Depreciation and amortization - Real Estate Groups	(23,718)	—	—	—	(23,718)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	141,675	—	—	—	141,675
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$150,480	$—	$—	$—	$150,480

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2016 (in thousands) (continued)

	Three Months Ended March 31, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$—	$—	$—	$8,136	$8,136
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—
Exclude land sales	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—
Exclude Land Development Group other revenues	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—
Adjusted revenues	—	—	—	8,136	8,136
Operating expenses	—	—	—	6,938	6,938
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—
Adjusted operating expenses	—	—	—	6,938	6,938
Net operating income	—	—	—	1,198	1,198
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—
Operating expense adjustments (per above)	—	—	—	—	—
Interest and other income	—	—	—	—	—
Interest expense	—	—	—	(1,738)	(1,738)
Loss on extinguishment of debt	—	—	—	—	—
Net gain on disposition of interest in development project	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	(21)	(21)
Non-Real Estate depreciation and amortization	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—
Pre-tax FFO from discontinued operations	(561)	—	—	561	—
Income tax benefit (expense) on FFO	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$(561)	$—	$—	$—	$(561)
Depreciation and amortization - Real Estate Groups	—	—	—	(35)	(35)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	(56,481)	(56,481)
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—
Non-FFO from discontinued operations	(56,516)	—	—	56,516	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(57,077)	$—	$—	$—	$(57,077)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2016 (in thousands) (continued)

	Three Months Ended March 31, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$5,849	$580	$712	$—	$5,981
Revenue adjustments:
Revenues of unconsolidated entities	712	—	(712)	—	—
Exclude land sales	(3,933)	(391)	(666)	—	(4,208)
Exclude land sales of unconsolidated entities	(666)	—	666	—	—
Exclude Land Development Group other revenues	(1,916)	(189)	(46)	—	(1,773)
Exclude Land Development Group other revenues of unconsolidated entities	(46)	—	46	—	—
Adjusted revenues	—	—	—	—	—
Operating expenses	2,688	313	348	—	2,723
Operating expense adjustments:
Operating expenses of unconsolidated entities	348	—	(348)	—	—
Exclude cost of land sales	(340)	(32)	—	—	(308)
Exclude Land Development Group operating expenses	(2,348)	(281)	(348)	—	(2,415)
Exclude Land Development Group operating expenses of unconsolidated entities	(348)	—	348	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—
Net operating income	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	827	—	(280)	—	547
Exclude depreciation and amortization of unconsolidated entities	8	—	(8)	—	—
Revenue adjustments (per above)	5,849	580	712	—	5,981
Operating expense adjustments (per above)	(2,688)	(313)	(348)	—	(2,723)
Interest and other income	3,673	366	—	—	3,307
Interest expense	215	(3)	(76)	—	142
Loss on extinguishment of debt	—	—	—	—	—
Net gain on disposition of interest in development project	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—
Non-Real Estate depreciation and amortization	(11)	—	—	—	(11)
Noncontrolling interest in FFO	(630)	(630)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$7,243	$—	$—	$—	$7,243
Depreciation and amortization - Real Estate Groups	(22)	—	—	—	(22)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$7,221	$—	$—	$—	$7,221

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2016 (in thousands) (continued)

	Three Months Ended March 31, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—
Exclude land sales	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—
Exclude Land Development Group other revenues	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—
Adjusted revenues	—	—	—	—	—
Operating expenses	24,372	—	—	—	24,372
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—
Exclude corporate general and administrative expenses	(15,652)	—	—	—	(15,652)
Exclude REIT conversion and reorganization costs	(8,720)	—	—	—	(8,720)
Adjusted operating expenses	—	—	—	—	—
Net operating income	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	(1,400)	(1,400)
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—
Operating expense adjustments (per above)	(24,372)	—	—	—	(24,372)
Interest and other income	1,801	—	—	—	1,801
Interest expense	(3,680)	—	—	—	(3,680)
Loss on extinguishment of debt	(29,048)	—	—	—	(29,048)
Net gain on disposition of interest in development project	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets	—	—	—	136,247	136,247
Amortization of mortgage procurement costs	—	—	—	—	—
Non-Real Estate depreciation and amortization	(331)	—	—	—	(331)
Noncontrolling interest in FFO	—	—	—	—	—
Pre-tax FFO from discontinued operations	134,847	—	—	(134,847)	—
Income tax benefit (expense) on FFO	(27,786)	—	—	—	(27,786)
FFO attributable to Forest City Realty Trust, Inc.	$51,431	$—	$—	$—	$51,431
Depreciation and amortization - Real Estate Groups	—	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(55,036)	—	—	—	(55,036)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(3,605)	$—	$—	$—	$(3,605)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2016 (in thousands) (continued)

	Three Months Ended March 31, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$226,263	$15,645	$97,442	$8,136	$316,196
Revenue adjustments:
Revenues of unconsolidated entities	97,442	—	(97,442)	—	—
Exclude land sales	(3,933)	(391)	(666)	—	(4,208)
Exclude land sales of unconsolidated entities	(666)	—	666	—	—
Exclude Land Development Group other revenues	(1,916)	(189)	(46)	—	(1,773)
Exclude Land Development Group other revenues of unconsolidated entities	(46)	—	46	—	—
Adjusted revenues	317,144	15,065	—	8,136	310,215
Operating expenses	146,927	7,290	41,833	6,938	188,408
Operating expense adjustments:
Operating expenses of unconsolidated entities	41,833	—	(41,833)	—	—
Exclude cost of land sales	(340)	(32)	—	—	(308)
Exclude Land Development Group operating expenses	(2,348)	(281)	(348)	—	(2,415)
Exclude Land Development Group operating expenses of unconsolidated entities	(348)	—	348	—	—
Exclude corporate general and administrative expenses	(15,652)	—	—	—	(15,652)
Exclude REIT conversion and reorganization costs	(8,720)	—	—	—	(8,720)
Adjusted operating expenses	161,352	6,977	—	6,938	161,313
Net operating income	155,792	8,088	—	1,198	148,902
Equity in earnings (loss) of unconsolidated entities	10,536	82	(9,959)	(1,400)	(905)
Exclude depreciation and amortization of unconsolidated entities	21,674	—	(21,674)	—	—
Revenue adjustments (per above)	(90,881)	580	97,442	—	5,981
Operating expense adjustments (per above)	14,425	(313)	(41,833)	—	(27,095)
Interest and other income	9,654	377	365	—	9,642
Interest expense	(34,635)	(1,989)	(24,341)	(1,738)	(58,725)
Loss on extinguishment of debt	(29,084)	—	—	—	(29,084)
Net gain on disposition of interest in development project	136,687	—	—	—	136,687
Net gain on disposition of partial interest in other investment - Nets	—	—	—	136,247	136,247
Amortization of mortgage procurement costs	(2,385)	—	—	(21)	(2,406)
Non-Real Estate depreciation and amortization	(819)	—	—	—	(819)
Noncontrolling interest in FFO	(6,825)	(6,825)	—	—	—
Pre-tax FFO from discontinued operations	134,286	—	—	(134,286)	—
Income tax benefit (expense) on FFO	(27,786)	—	—	—	(27,786)
FFO attributable to Forest City Realty Trust, Inc.	$290,639	$—	$—	$—	$290,639
Depreciation and amortization - Real Estate Groups	(78,827)	—	—	(35)	(78,862)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	156,239	—	—	(56,481)	99,758
Impairment of consolidated and unconsolidated depreciable real estate	(12,464)	—	—	—	(12,464)
Non-FFO from discontinued operations	(56,516)	—	—	56,516	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(55,036)	—	—	—	(55,036)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$244,035	$—	$—	$—	$244,035